Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2010, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-164484) and related Prospectus of Ryerson Holding Corporation dated April 12, 2010.

/s/ Ernst & Young LLP

Chicago, Illinois

April 12, 2010